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[CERES GROUP, INC LOGO]


                                                                    EXHIBIT 99.1



                                          FOR FURTHER INFORMATION:

                                          Gayle M. Vixler, Senior Vice President
                                          (440) 572-8848



                      CERES GROUP NAMES MARK BILLINGSLEY AS
                   EXECUTIVE VICE PRESIDENT AND CHIEF ACTUARY



CLEVELAND, OH, MARCH 28, 2005

Ceres Group, Inc. (NASDAQ: CERG) today announced that Mark Billingsley, 45, has been named executive vice president and chief actuary, effective March 28, 2005.

Billingsley has extensive insurance and actuarial experience. He was most recently senior vice president and chief actuary for Great American Supplemental Benefits Division (a division of Great American Financial Resources, Inc.) in Austin, Texas. Billingsley was previously senior vice president and chief actuary with Ceres from 2000 to 2002. Earlier in his career he held actuarial positions with Pyramid Life Insurance Company, World Insurance Company, National Travelers Life, and Business Men's Assurance.

"We are pleased to welcome Mark back to our management team," said Tom Kilian, president and chief executive officer of Ceres. "His strong insurance-industry background and actuarial expertise will be very valuable to our organization."

Billingsley holds FSA and MAAA designations.

ABOUT CERES GROUP
Ceres Group, Inc., through its insurance subsidiaries, provides a wide array of health and life insurance products through two primary business segments. Ceres' Medical Segment includes major medical health insurance for individuals, families, associations and small businesses. The Senior Segment includes senior health, life and annuity products for Americans age 55 and over. To help control medical costs, Ceres also provides medical cost management services to its insureds. Ceres' nationwide distribution channels include independent agents and its electronic distribution system. Ceres is included in the Russell 3000(R) Index. For more information, visit www.ceresgp.com.



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         CERES GROUP, INC. * 17800 Royalton Road * Cleveland, Ohio 44136
     (440) 572-2400 * (800) 643-2474 * Fax (440) 878-2959 * www.ceresgp.com